            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the Payer -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.
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
                             GIVE THE SOCIAL
                             SECURITY NUMBER
 FOR THIS TYPE OF ACCOUNT         OF --
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 1.     An individual's     The individual
        account
 2.     Two or more         The actual owner
        individuals (joint  of the account or,
        account)            if combined funds,
                            any one of the
                            individuals(1)
 3.     Husband and wife    The actual owner
        (joint account)     of the account or,
                            if joint funds,
                            either person(1)
 4.     Custodian account   The minor(2)
        of a minor
        (Uniform Gift to
        Minors Act)
 5.     Adult and minor     The adult or, if
        (joint account)     the minor is the
                            only contributor,
                            the minor(1)
 6.     Account in the      The ward, minor or
        name of guardian    incompetent
        or committee for a  person(3)
        designated ward,
        minor, or
        incompetent person
 7.a.   The usual           The grantor-
        revocable savings   trustee(1)
        trust account
        (grantor is also
        trustee)
  b.    So-called trust     The actual
        account that is     owner(1)
        not a legal or
        valid trust under
        State Law
 8.     Sole                The owner(4)
        proprietorship
        account

 9.     A valid trust,      Legal entity (Do
        estate or pension   not furnish the
        trust               identifying number
                            of the personal
                            representative or
                            trustee unless the
                            legal entity
                            itself is not
                            designated in the
                            account title.)(5)
10.     Corporate account   The corporation
11.     Religious,          The organization
        charitable or
        educational or-
        ganization account
12.     Partnership         The partnership
        account held in
        the name of the
        business
13.     Association, club   The organization
        or other
        tax-exempt
        organization
14.     A broker or         The broker or
        registered nominee  nominee
15.     Account with the    The public entity
        Department of
        Agriculture in the
        name of a public
        entity (such as a
        State or local
        government, school
        district or
        prison) that
        receives
        agricultural
        program payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

     Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

    EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART 4 ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

    PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    (4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.